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                            Bell Microproducts, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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[BELL LOGO]

CONTACT: Eli Sayegh
         Director of Investor Relations
         Bell Microproducts Inc.
         (408) 451-1685
         ir@bellmicro.com

FOR IMMEDIATE RELEASE

           BELL MICROPRODUCTS ANNOUNCES AN AMENDMENT TO THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN

SAN JOSE, CA--(May 19, 2003)-- Bell Microproducts Inc. (Nasdaq: BELM) today announced an amendment to the Company's employee stock purchase plan.

The Company's recently issued proxy statement includes a proposal to approve an amendment to increase the number of shares issued under the Company's Employee Stock Purchase Plan by 200,000 shares and effective January 1, 2004, to increase the automatic annual increase to the lesser of (a) 400,000 or (b) 2.0% of outstanding shares on such date. Subsequently, the Board of Directors determined that it is in the best interests of the shareholders to further amend the employee stock purchase plan to terminate the automatic annual increase on January 1, 2007, thus capping the aggregate number of shares reserved under the plan to the number reserved as of that date. This amendment, as approved by the Board, will become effective upon shareholder approval of the proxy statement proposal described above.

ABOUT BELL MICROPRODUCTS
Bell Microproducts is an international, value-added provider of a wide range of high-technology products, solutions, and services to the industrial and commercial markets. The Company's offering includes semiconductors, computer platforms, peripherals, and storage products of various types including desktop, high-end computer and storage subsystems, fibre channel connectivity products, RAID, NAS and SAN storage systems and back-up products. Bell Microproducts is an industry-recognized specialist in storage products and is one of the world's largest storage-centric value-added distributors.

The Company's products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. The Company adds value with a broad range of services including testing, software loading, kitting, mass storage system integration, and computer system integration. Trained and certified technical personnel complete each of these processes at Bell Microproducts' ISO 9002 facilities. Bell Microproducts markets and distributes more than 150 brand name product lines, as well as its own Rorke Data storage and Trademark(R) computer brands, to original equipment manufacturers (OEMs), contract electronic manufacturing services (CEMS) customers, value-added resellers (VARs) and system integrators in the Americas and Europe. More information can be found in the Company's SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.